SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported: November 21, 2002


                              UNITED-GUARDIAN, INC.
               --------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


          DELAWARE                       0-7855                   11-1719724
 ---------------------------     ----------------------          ------------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


   230 Marcus Boulevard, Hauppauge, New York                        11788
------------------------------------------------                   --------
   (Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code: (631) 273-0900
                                                    --------------

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 4. Changes in Registrant's Certifying Accountant

     (a) On November 18, 2002, the Registrant dismissed Grant Thornton LLP as its independent public accountants, effective immediately, and engaged Eisner LLP to audit the Registrant's financial statements for the year ending December 31, 2002. The change was made by the Audit Committee of the Board of Directors of the Registrant, with the unanimous approval of the full Board of Directors. The foregoing change was made because the Registrant had been informed by Grant Thornton in September that audit fees for the upcoming year would be increasing substantially, and management of the Registrant believed that it could retain a comparable certifying public accounting firm for a fee lower than what was being proposed by Grant Thornton. Management sought and received proposals from three other independent public accounting firms. These proposals were submitted to the Registrant's Audit Committee, which selected Eisner as the Registrant's new auditors.

     (b) Grant Thornton's reports on the Registrant's consolidated financial statements did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles. During the Registrant's fiscal years ended December 31, 2001 and December 31, 2000 and subsequent interim periods preceeding the dismissal there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the Registrant's fiscal years ended December 31, 2001 and December 31, 2000 and the subsequent interim period preceding such dismissal, there were no "reportable events" (as that term is defined in Items 304(a)(l)(v) of Regulation S-K).

     (c) During the Registrant's two most recent fiscal years ended December 31, 2001, and December 31,2000, and the subsequent interim period through November 18, 2002, the Registrant did not consult with Eisner LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

     (d) The Registrant has furnished Grant Thornton with a copy of the disclosure contained herein to Grant Thornton and requested that Grant Thornton furnish to the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosure. A copy of such letter dated November 20, 2002 is filed as Exhibit 16 hereto.

Item 5.  Other Events

     On November 15, 2002 Alan E. Katz resigned as a member of the Board of Directors of the Registrant. The resignation was made for personal reasons and was effective immediately.

     There were no disagreements with the Registrant on any matter relating to the Registrant's operations, policies, or practices. Mr. Katz' letter of resignation is attached to this Form 8-K as Exhibit 17.

     At its December meeting of the Board of Directors the Registrant intends to formally approve the replacement of Mr. Katz with Andrew Boccone, whose appointment as replacement Director has already been verbally approved by all of the remaining Directors of the Registrant. Upon formal approval by the Board the Registrant intends to issue a press release indicating Mr. Boccone's formal appointment and his acceptance of the position.

Item 7. Exhibits

Exhibit Number                            Description
--------------       ------------------------------------------------------
       16            Letter dated November 20, 2002 from Grant Thornton LLP
                     to the Office of the Chief Accountant of the Securities
                     Exchange Commission

       17 Letter dated November 15, 2002 from Alan E. Katz indicating his resignation as a Director of the Registrant.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 UNITED-GUARDIAN, INC.



                                 By:/s/ Robert S. Rubinger
                                 ------------------------------------
                                 Name:  Robert S. Rubinger
                                 Title: Executive Vice President; Secretary

November 21, 2002



                                   EXHIBIT 16
                                  ------------


November 20, 2002



Securities and Exchange Commission
Washington, D.C. 20549

Re:      United-Guardian, Inc.
         Commission File No. 0-7855

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of United-Guardian, Inc. dated November 20, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Grant Thornton LLP


                                  EXHIBIT 17
                                  ----------


                              November 15, 2002



Dr.  Alfred R. Globus
Chairman  of the  Board  of  Directors
United-Guardian,  Inc.
P.O.  Box  18050
Hauppauge,  New York 11788

Dear Dr. Globus:

     I hereby tender my resignation as a member of the Board of Directors of United-Guardian, Inc. effective today.

     My decision to resign from the Board was a most difficult one, having served as a Director since early 1994. However, I recently was elected president of the Board of Trustees of The Music Conservatory of Westchester. At this juncture, the demands of my law practice and my new role as president of the Conservatory are such that I will no longer be able to devote the time necessary to effectively serve as a member of United Guardian's Board.

     It has been a privilege and an honor to work with you and our colleagues on the Board during these past eight years and to help shepherd the growth of the company during this period. I wish you and the company every success in the future.

                                        Very truly yours,


                                        /s/ Alan E. Katz
                                        ----------------------
                                        Alan E. Katz